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                                                                    Exhibit 23.2


                        Consent of Independent Accountants



We hereby consent to the incorporation by reference in the registration statement of Medical Resources, Inc. and Subsidiaries on Form S-8 of our report dated March 28, 1997, on our audit of the consolidated financial statements and financial statement schedule of Medical Resources, Inc. and Subsidiaries as of December 31, 1996 and for the year then ended, which report is included in this Annual Report on Form 10-K.



                                                  /s/ COOPERS & LYBRAND L.L.P.



Parsippany, New Jersey

June 1, 1998